NEWS RELEASE

IFF Announces Potential Sale of its European Fruit Preparations Business
And Possible Closure of Dijon Plant Site

New York, N.Y. May 27, 2004… International Flavors & Fragrances Inc. (NYSE: IFF) announced today that it had entered into a letter of intent with Frutarom Industries Ltd. (“Frutarom”) for the intended sale of its fruit preparations businesses in Switzerland and Germany; Frutarom’s stock is traded on the Tel Aviv Stock Exchange (TLV: FRUT).

IFF had previously announced that it considered divesting itself of this business, which manufactures processed fruit and other natural product preparations used in a wide variety of food products, including baked goods and dairy products. Sales of fruit preparations in 2003 approximated $90 million.

The contemplated transaction is subject to consultation with the employee works council in Germany; accordingly, terms were not disclosed. Pending the outcome of such consultations, the fruit preparations businesses based in Emmerich, Germany and Reinach, Switzerland will be transferred to Frutarom.

IFF also has fruit operations in France representing 30% of the total fruit preparations business. IFF will inform and consult with the French employee works council on the potential sale of the French fruit preparations business to Frutarom.

IFF also announced that it will concurrently initiate consultations with the French works council regarding the potential closure of its manufacturing facilities in Dijon, France. The proposed closure of the Dijon facility is the result of IFF’s ongoing review of its organization and processes for ways to optimize production in order to safeguard its competitive position in the market. By consolidating its flavor and fragrance operations into its larger, more specialized sites, IFF can increase capacity utilization and further improve both production and customer service.

Richard A. Goldstein, IFF’s Chairman and Chief Executive Officer stated that, “The proposed actions announced today come after extensive review and analysis of our entire portfolio of products and facilities and are wholly consistent with our long-term strategy. We are proposing these actions to streamline our organization so that we are better able to respond to the needs of our customers in a very competitive marketplace.”

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About IFF
IFF is the world’s leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products—from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding.

IFF has sales, manufacturing and creative facilities in 34 countries worldwide and annual sales exceeding $1.9 billion. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements, which may be identified by such words as “expect”, “anticipate”, “outlook”, “guidance”, “may” and similar forward-looking terminology, involve significant risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by foreign governments; and the fact that the outcome of litigation is highly uncertain and unpredictable and there can be no assurance that the triers of fact or law, at either the trial level or at any appellate level, will accept the factual assertions, factual defenses or legal positions of the Company or its factual or expert witnesses in any such litigation. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Contact
Douglas J. Wetmore
Senior Vice President and Chief Financial Officer
Phone: 212-708-7145
Doug.Wetmore@IFF.com